                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          WESTERN GAS RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          WESTERN GAS RESOURCES, INC.
                           12200 North Pecos Street
                            Denver, Colorado 80234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 18, 2001

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

     The Annual Meeting of Stockholders of Western Gas Resources, Inc., a Delaware corporation, will be held at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 on Friday, May 18, 2001 at 10:00 A.M. local time for the following purposes:

     1. To elect four Class Three Directors to serve until their terms expire in 2004 or until their successors have been elected and qualified;

     2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Accompanying this Notice of Annual Meeting of Stockholders is a Proxy, a Proxy Statement and a copy of the Company's 2000 Annual Report to Stockholders.

     Only holders of record of shares of our Common Stock at the close of business on March 30, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

     Stockholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                    By Order of the Board of Directors,

                                           /s/ BRION G. WISE
                                           Chairman of the Board



Denver, Colorado
April 18, 2001

                          WESTERN GAS RESOURCES, INC.
                           12200 North Pecos Street
                            Denver, Colorado 80234

                                PROXY STATEMENT

                                      for

                        ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 18, 2001

     We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Western Gas Resources, Inc. The proxies are for use at our Annual Meeting of Stockholders to be held at 10:00 A.M. local time on Friday, May 18, 2001 at the Westin Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about April 18, 2001.

     All holders of record of our common stock at the close of business on March 30, 2001 (the "record date") are entitled to vote at the Annual Meeting. On the record date, there were 32,497,723 shares of common stock outstanding. Each holder of record of common stock at the close of business on the record date will be entitled to one vote for each share held.

     Your attendance at the Annual Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to transact business. If you execute, date and return your Proxy in the accompanying form, your shares represented on the Proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may vote your shares in person whether or not you have previously executed and returned your Proxy. Unless you give other instructions, the persons designated as Proxy holders on the Proxy card will vote FOR the election of the nominees named as directors. If any other matter is properly presented at the meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment. We will pay for the cost of soliciting the Proxies.

     We will appoint a person to act as the election inspector for the Annual Meeting. The election inspector will count votes cast by proxy or in person. In determining whether a majority of shares entitled to vote is present at the Annual Meeting, the election inspector will treat shares represented by proxies as being present and entitled to vote.

     You may revoke your Proxy at any time before it has been exercised by giving written notice of such revocation to us addressed to John C. Walter, Secretary 12200 North Pecos, Denver, Colorado 80234. Your revocation will not be effective unless we have received it prior to the Annual Meeting.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Our Certificate of Incorporation establishes three classes of directors. Each class of directors serves a three-year term. In each successive year, one class of directors is elected. This year we are electing four Class Three directors. Walter L. Stonehocker, Dean Phillips, Bill M. Sanderson, and James A. Senty have been nominated by the Board of Directors for re-election as Class Three Directors.

     The terms of the Class Three directors, if elected, will expire on the date of our Annual Meeting of Stockholders in 2004, or when their successors are elected and qualified.

     If any of the nominees is not elected or is unable to serve, the remaining board members may elect a substitute or may reduce the size of the Board, in accordance with our Bylaws.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL ONE, THE ELECTION OF CLASS THREE DIRECTORS.

     The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to elect directors. If you vote to abstain, your shares will be treated as present for purposes of determining whether a majority of outstanding shares entitled to vote are present. Directors shall be elected by a plurality of the votes cast in the election of directors. Under Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     The current directors, including the nominees, are described under the caption "Directors and Officers."

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                AND MANAGEMENT

     The following table provides information as of March 31, 2001 with respect to: (i) stockholders who we knew owned more than 5% of our common stock and (ii) ownership by our directors and our five most highly compensated executive officers and by all directors and officers as a group of our common stock, $2.28 Cumulative Preferred Stock and $2.625 Cumulative Convertible Preferred Stock.

                                                                                                       $2.625 Cumulative
                                                                                 $2.28 Cumulative         Convertible
                                        Common Stock**                           Preferred Stock        Preferred Stock
                                    -----------------------                  ------------------------  -----------------
                                        Number
                                      of Shares         Exercisable
                                      (excluding          Stock         % of         Number      % of     Number    % of
Name of Beneficial Owner               options)         Options (1)     Class      of Shares    Class    of Shares   Class
----------------------------------  -----------       -------------     -----     ----------    -----    ----------  -----
State Street Research
One Financial Center
Boston, MA 02111..................      3,545,300  (2)           -      11.0              - (2)     -          - (2)    -

The Prudential Insurance Company
of America
751 Broad Street
Newark, NJ 07102-3777.............      3,234,313  (2)           -      10.1              - (2)     -          - (2)    -

Brion G. Wise.....................      3,714,930                -      11.4          1,600         *          -        -
12200 N. Pecos Street
Denver, CO  80234
Ward Sauvage......................      3,042,287  (3)           -       9.4              -         -          -        -
4270 S. Decatur, Suite B-1B
Las Vegas, NV  89103-6802
Walter L. Stonehocker.............      2,803,141  (4)           -       8.7         14,000 (4)   1.0     31,800 (4)  1.2
15600 Holly
Brighton, CO  80601
Dean Phillips.....................      1,834,825  (5)           -       5.7              -         -          -        -
524 N. 30th Street
Quincy, IL  62301

Bill M. Sanderson.................        634,275  (6)      70,000       2.0              -         -          -        -
Richard B. Robinson...............         12,950  (7)       3,333         *          1,000 (12)    *          -        -
James A. Senty....................         10,987  (8)       3,333         *              -         -          -        -
Joseph E. Reid....................              -            3,333         *              -         -          -        -
Lanny F. Outlaw...................         98,910  (9)      94,000         *              -         -          -        -
John C. Walter....................         41,887 (10)      24,000         *              -         -          -        -
John F. Chandler..................         22,379 (13)      39,528         *              -         -          -        -
Edward A. Aabak...................         59,980 (11)       3,333         *              -         -          -        -
William J. Krysiak................         10,291 (14)      23,600         *              -         -          -        -
Directors and officers
   as a group (18  persons).......     12,379,309           299,827      38.1         17,200      1.3     31,800      1.2

*    Less than 1%.

** On March 22, 2001, our board of directors declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. None of the information contained in this table or elsewhere in this proxy statement gives effect to this dividend.

(1) The directors and officers have the right to acquire the shares of common stock reflected in this column either currently or within 60 days after March 31, 2001 through the exercise of stock options.

(2) Amount and nature of beneficial ownership is at December 31, 2000 as reported in the applicable Schedule 13G and includes shares held by subsidiaries and affiliates. The percent of class was calculated using total shares outstanding at December 31, 2000. Our only voting security is our common stock. We are only required to present ownership in excess of 5% of our voting securities. We have no knowledge of any preferred securities held by this beneficial owner.

(3) Includes 2,102,576 shares of common stock held by Sauvage Gas Company (owned 100% by ALS Enterprise) and 939,711 shares of common stock held by Sauvage Gas Service Corporation (owned 100% by ALS Enterprise). ALS Enterprise is owned as follows: Ward Sauvage Trust No. 1 - 21.6475%, Janice Sauvage Trust No. 1 - 21.6475%, Marquis W. Sauvage Trust - 27.1045%, Alan Sauvage Trust -27.1055% and Nolan C. Rucker - 2.4950%.

(4) Includes 1,257,759 shares of common stock owned directly by Mr. Stonehocker, 1,384,379 shares of common stock held by Mr. Stonehocker's wife, 127,820 shares of common stock held by the WGP Trust, of which Mrs. Stonehocker is the trustee, 3,183 shares of common stock held by a son directly and through 10% or more ownership in a partnership and 30,000 of common stock held by Mr. and Mrs. Stonehocker as tenants-in-common. Also includes15,000 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. Stonehocker, 15,000 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. Stonehocker's wife, 1,800 shares of $2.625 Cumulative Convertible Preferred Stock held by Mr. and Mrs. Stonehocker as tenants-in-common, and 14,000 shares of $2.28 Cumulative Preferred Stock held by Mr. and Mrs. Stonehocker as tenants-in-common.

(5) Includes 1,815,725 shares of common stock owned directly by Mr. Phillips and 19,100 shares of common stock held by Mr. Phillips' wife.

(6) Includes 72,090 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 491,139 shares of common stock held by Cedar Assets L.L.L.P. for which Mr. Sanderson and his wife are the general partners, 39,982 shares of common stock held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee, 200 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 864 shares of common stock held by Mr. Sanderson's wife and 30,000 owned directly through an IRA account.

(7) Includes 6,000 shares of common stock held by the Lentz, Evans & King pension fund, for the benefit of Mr. Robinson, 1,000 shares of common stock owned directly by Mr. Robinson's wife, 800 shares of common stock held by Mr. Robinson and his wife as custodians for their minor children and 5,150 shares of common stock owned directly by Mr. Robinson.

(8) Includes 8,867 shares of common stock owned directly by Mr. Senty and 2,120 shares of common stock owned directly by Mr. Senty's wife.


(9) Includes 88,000 shares of common stock held by Mr. Outlaw and his wife as joint tenants and 10,910 shares owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Outlaw.

(10) All shares of common stock are held by Mr. Walter and his wife as joint tenants.

(11) Includes 46,700 shares of common stock held by Mr. Aabak directly, 1,200 shares of common stock held by Mr. Aabak and his wife as joint tenants and 12,080 shares owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Aabak.

(12)   All shares held by the Lentz, Evans & King Profit Sharing plan.

(13) Includes 14,500 shares of common stock owned directly by Mr. Chandler and 7,879 owned by the Western Gas Resources, Inc. Retirement Plan for the benefit of Mr. Chandler.

(14) All shares of common stock are held by Mr. Krysiak and his wife as joint tenants.

                            DIRECTORS AND OFFICERS

  The following table provides information concerning our directors and officers.

           NAME                 AGE                POSITION
           ----                 ---                --------
Brion G. Wise..............     55          Chairman of the Board (1)
Walter L. Stonehocker......     76          Vice Chairman of the Board (3)
Dean Phillips..............     69          Director (3)(5)
Joseph E. Reid.............     72          Director (2)(4)(5)
Richard B. Robinson........     52          Director (1)(4)(5)
Bill M. Sanderson..........     71          Director (3)
Ward Sauvage...............     75          Director (2)
James A. Senty.............     65          Director (3)(4)(5)
Lanny F. Outlaw............     65          Chief Executive Officer, President and Director (2)
John C. Walter.............     55          Executive Vice President, General Counsel and Secretary
Edward A. Aabak............     49          Senior Vice President - Operations
John F. Chandler...........     44          Senior Vice President - Marketing, Production, Business Development and
                                            Assistant Secretary
William J. Krysiak.........     40          Vice President - Finance
Vance S. Blalock...........     47          Treasurer and Assistant Secretary
Brian E. Jeffries..........     43          Vice President - Gas Marketing
J. Burton Jones............     41          Vice President - Business Development and Land
Jeffery E. Jones...........     47          Vice President - Production
David D. Keanini...........     40          Vice President - Engineering, Environmental & Safety

(1)  Class One Director; term expires in 2002.
(2)  Class Two Director; term expires in 2003.
(3)  Class Three Director; term expires in 2004.
(4)  Member of the Audit Committee.
(5)  Member of the Compensation and Nominating Committee.

     Brion G. Wise, has served as Chairman of the Board since July 1987. Mr. Wise served as Chief Executive Officer from December 31, 1986 through October 1, 1999 and as President from 1971 through 1986. Mr. Wise also serves as a director for Catalina Lighting, Inc. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

     Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and a Vice President from 1971 to 1985. In addition, he has been active as a lobbyist for the oil and gas industry in various western states.

     Dean Phillips, has served as a director since July 1987 and as a member of the Compensation and Nominating Committee since May 1995. Mr. Phillips has been engaged in the wholesale and retail distribution of natural gas liquids since 1956.

     Joseph E. Reid, has served as a director since May 1994, a member of the Audit Committee since May 1995 and as a member of the Compensation and Nominating Committee since May 1994. Mr. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Since 1986 Mr. Reid has been an oil and gas consultant. Mr. Reid also serves as a director for Riverway Bank. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State.

     Richard B. Robinson, has served as a director since July 1987, a member of the Audit Committee since May 1988 and as a member of the Compensation and Nominating Committee since September 1993. Mr. Robinson has been a shareholder of the law firm of Lentz, Evans and King P.C. since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented us since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

     Bill M. Sanderson, has served as a director since July 1987 and as our President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

     Ward Sauvage, has served as a director since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

     James A. Senty, has served as a director since July 1987, a member of the Audit Committee since May 1988 and a member of the Compensation and Nominating Committee since September 1993. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned certain banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial. Mr. Senty was recently appointed by the Governor of the State of Wisconsin as Trustee for The State of Wisconsin Investment Board. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. He is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

     Lanny F. Outlaw, has served as a director and as our Chief Executive Officer since October 1999 and President and Chief Operating Officer since April 1996, Executive Vice President from September 1994 through March 1996 and in various other executive positions since August 1987. Mr. Outlaw was employed by Shell Oil Company from 1958 to 1987 in various management positions within the Exploration and Production Department. Mr. Outlaw received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

     John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President-General Counsel from May 1988 to August 1994, and in various other management positions since April 1983. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

     Edward A. Aabak, has served as Senior Vice President - Operations since September 1997, Vice President - Northern Region from June 1995 to August 1997, and in various other management positions since February 1993. From 1982 to 1992, Mr. Aabak was employed by DEKALB Energy Company in various management, engineering and operations functions. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

     John F. Chandler, has served as Senior Vice President - Marketing, Production and Business Development since April 1996, Vice President - Marketing and Pipelines from September 1993 through March 1996, and in various other positions in engineering and business development since July 1984. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

     William J. Krysiak, has served as Vice President - Finance since September 1993, Corporate Controller from June 1993 to August 1993, Controller - Financial Accounting from June 1990 to May 1993, and in various other management positions in accounting and tax since August 1985. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

     Vance S. Blalock, has served as Treasurer since November 1994, Controller of Systems Development and Acquisitions from January 1993 to November 1994, and in various other management positions since September

1981. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

     Brian E. Jeffries, has served as Vice President - Gas Marketing since April 1996 and as Director of Marketing and Transportation from November 1992 to March 1996. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

     J. Burton Jones, has served as Vice President - Business Development and Land since June 2000, Vice-President-Business Development since September 1997 and as Director of Strategic Planning from August 1996 to August 1997. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

     Jeffery E. Jones, has served as Vice President - Production since October 1993 and in various other business development and management positions since 1989. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

     David D. Keanini has served as Vice President-Engineering, Environmental and Safety since January 2000, General Manager-Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager-Rocky Mountain Region from August 1994 to November 1998, and in various other engineering positions since September 1989. Mr. Keanini holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Meetings and Committees of the Board of Directors

     The board of directors held ten meetings during 2000. Each director attended at least 75% of the total number of meetings of the board and its committees on which each director served during the year. The board of directors has an Audit Committee and a Compensation and Nominating Committee, as well as other committees. Only non-employee directors serve on each of the Audit Committee and the Compensation and Nomination Committee.

Audit Committee

     Messrs. Reid, Robinson and Senty are members of the Audit Committee. The Audit Committee recommends the appointment of independent auditors, reviews the plan, scope, and results of the audit, monitors the fees for the audit and other services and reviews the findings and recommendations of the independent accountants concerning internal accounting procedures and controls. The Audit Committee also recommends accounting and internal auditing policies that, in the Audit Committee's judgment, should receive the attention of the board of directors. The Audit Committee's duties are more fully set forth in the written Audit Committee Charter adopted by the board of directors in 2000, a copy of which is attached to this Proxy Statement as Appendix A.

     The Audit Committee met two times in 2000, in addition to their consultations with the independent auditors to review our interim financial statements. All members attended at least 75% of these meetings. The board of directors has determined that each member of the Audit Committee has the requisite financial literacy and independence in order to serve on the Audit Committee. We consider all the Audit Committee members to be "independent directors" as defined by the regulations of the New York Stock Exchange because they have no significant holdings of our stock, they have never been employed by us, and they receive no material compensation from us other than director and committee fees. Any transactions between an Audit Committee member and us have been determined to be entered into in the ordinary course of business on an arm's length basis. Additionally, the board of directors has determined that Mr. Reid has the requisite financial expertise as required by the regulations of the New York Stock Exchange.

Compensation and Nomination Committee

     Messrs. Phillips, Reid, Robinson and Senty are members of the Compensation and Nomination Committee. The Compensation and Nomination Committee makes recommendations to the board regarding employee compensation, including compensation of the Company's Executive officers. The Compensation and Nomination Committee met four times in 2000. All members attended at least 75% of these meetings, except for Mr. Robinson who attended 50% of the total number of meetings of the Compensation and Nomination Committee.

  The Compensation and Nomination Committee is also responsible for interviewing and nominating to the board candidates for director positions. In the third quarter of 2000, the board retained an executive search firm to identify and evaluate both internal and external candidates to replace our current Chief Executive Officer and President, Lanny F. Outlaw, who has informed the board of his intention to retire on May 31, 2001. The Compensation and Nomination Committee and Bill Sanderson will interview candidates recommended by the executive search firm. The board will interview the final three candidates. The Compensation and Nomination Committee has not established procedures for the submission by stockholders of proposed candidates for its consideration. emuneration of Directors

   For the year ended December 31, 2000, our non-employee directors received annual fees of $25,000 each, payable in quarterly installments, and annual fees of $5,000 for each committee on which a director served. Our directors, who are also full-time employees, receive no fees or remuneration for services as members of the board. Each director also has the option of obtaining company health insurance under similar terms as the executive officers. We have entered into indemnification agreements with each of the directors, which, among other things, places the burden of proof upon us to prove in any particular instance that a director was not entitled to indemnification. These agreements also allow a director to seek the appointment of an independent legal counsel to determine whether indemnification is appropriate following various types of changes of control. See also "Stock Option, Retirement and Bonus Plans - Key Employees' Incentive Stock Option Plan and Non-Employee Directors Stock Option Plan" included elsewhere in this Proxy Statement.

Compliance with the Reporting Requirements of Section 16(a) of the Securities Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require our directors, executive officers and persons who own more than 10% of our Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of their beneficial ownership and reports of any changes in their beneficial ownership of our Common Stock and other equity securities. In addition, such persons are required to furnish us with copies of all filings. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers, all reports which were required during the fiscal year ended 2000, of our directors, executive officers and 10% beneficial owners complied with Section 16(a) filing requirements, except as follows: one report relating to James A. Senty in September 2000.

Transactions with Affiliates

   In 1989, we entered into agreements with two officers, which committed us to loan amounts sufficient to exercise some of their respective stock options. We will forgive the loans and accrued interest if the employee is continuously employed by us for periods specified by the board. At December 31, 2000, amounts outstanding were as follows: Lanny F. Outlaw, $398,339 related to 25,000 options and John C. Walter, $397,887 related to 25,000 options. The loans bear interest at a market rate established at the time each loan was made. The board has not yet decided when the loans will be forgiven.

   During the year ended December 31, 2000, we purchased from and sold to affiliates of Mr. Senty natural gas liquids for total payments and receipts of approximately $199,500. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in various legal matters. For the year ended December 31, 2000, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $12,000. At December 31, 2000, we had outstanding debt of $150 million with The Prudential Insurance Company of America, and paid interest of approximately $12.2 million related to these loans. These transactions were all entered into in the ordinary course of its business, on an arm's length basis.

                            EXECUTIVE COMPENSATION

   The following table provides information regarding compensation paid in each of the last three years ended December 31, 2000 to the Chief Executive Officer and the next four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                      Annual                 Compensation
                                                 Compensation (1)(2)           Awards
                                               ---------------------        ------------
                                                                             Securities
                                                                             Underlying           All Other
   Name and Principal Position      Year      Salary ($)       Bonus ($)   Options (#) (3)   Compensation ($)(4)
  ----------------------------      ----      ---------        ---------   ---------------   -------------------
Lanny F. Outlaw                     2000        425,000         172,500                  -            23,043
Chief Executive Officer             1999        378,612          50,000             42,000            20,740
                                    1998        378,612               -                  -            31,585
and President (effective
10/1/99)

John C. Walter                      2000        255,000         103,500                  -            19,591
Executive Vice President            1999        251,722          35,000             36,000            16,034
                                    1998        243,000               -                  -            20,034

John F. Chandler                    2000        255,000         103,500                  -            11,063
Senior Vice President -
 Marketing,                         1999        252,658               -             44,333 (5)        10,884
Production and                      1998        243,300               -                  -            15,783
Business Development

Edward A. Aabak                     2000        234,000          95,000                  -            12,211
Senior Vice President-              1999        201,154               -             46,000 (6)        12,530
Operations                          1998        185,000               -                  -            13,556

William J. Krysiak                  2000        194,000          79,000                  -            15,924
Vice President-Finance              1999        192,116          30,000             30,000            12,368
                                    1998        196,885               -                  -            19,309

(1) The column for Other Annual Compensation has been omitted (in accordance with the applicable rules) because perquisites and other personal benefits awarded, earned or paid to the officers were not in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus for each officer.

(2) Amounts shown set forth all cash compensation earned by each of the officers in the years shown.

(3) The columns for Long-Term Compensation - Restricted Stock Awards and Long-Term Compensation - Payouts have been omitted (in accordance with the applicable rules) because no such compensation has been awarded, earned or paid to any of the officers.

(4) Amounts shown consist of the following: (i) our annual contribution to each of the officers' Retirement Plan accounts; (ii) our Retirement Plan match and (iii) group term life insurance premiums which we paid. See further discussion at "Directors and Officers - Transactions with Affiliates" and "Stock Option, Retirement and Bonus Plans - Key Employees' Incentive Stock Option Plan."

(5) Includes 8,333 stock options granted in lieu of bonus for Mr. Chandler in 1999.

(6) Includes 10,000 stock options granted in lieu of bonus for Mr. Aabak in 1999.


Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

  The following table provides information with respect to the stock options exercised during the year ended December 31, 2000 and the value as of December 31, 2000 of unexercised in-the-money options held by the officers. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of our Common Stock on the date of exercise. The value of unexercised in-the-money options at year-end is calculated using the difference between the option exercise price and the fair market value of our Common Stock at December 31, 2000 of $33.69.

                           Shares                      Number of Unexercised            In-the-Money
                        Acquired on      Value      Options/SARs at FY-End (#)  Options/SARs at FY-End ($)
                                                    --------------------------  --------------------------
         Name           Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------  ------------  ------------  -----------  -------------  -----------  -------------
Lanny F. Outlaw              14,000       211,610        80,000         48,000    1,555,000      1,177,720
John C. Walter                    -             -        37,600         30,400      835,730        800,660
John F. Chandler             12,000       145,380        27,528         35,955      539,347        917,197
Edward A. Aabak              12,000       173,880        19,333         34,667      380,925        893,860
William J. Krysiak                -             -        22,800         23,200      530,575        625,750

Ten-Year Option/SAR Repricings

          In March 1999, the executive officers were granted a total of 300,000 options, which vest ratably over three years, under the 1997 Plan. The exercise price of $5.51 was determined by using the average stock price for the ten days prior to the grant. The shares were issued as follows: Lanny F. Outlaw 42,000, John F. Chandler 36,000, John C. Walter 36,000, Edward A. Aabak 36,000, J. Burton Jones 30,000, Jeffery E. Jones 30,000, Brian E. Jeffries 30,000, William
J. Krysiak 30,000 and Vance S. Blalock 30,000. In exchange, certain executive officers were required to relinquish a total of 246,200 vested and unvested options at prices ranging from $18.63 to $34.00 per share (see table below). The Compensation and Nomination Committee believes that the granting of these options was a necessary incentive to induce the executive officers to remain with us and provide the additional efforts needed in 1999.

          The following table provides information concerning all repricings of stock options of all executive officers since the fiscal year ended December 31, 1988. See "Stock Option, Retirement and Bonus Plans - Option Repricings."

                                           Number of                                                               Length of
                                           Securities                           Exercise Price                     Original Option
                                           Underlying        Market Price of    at Time of                         Term Remaining
                                           Options/SARs      Stock at Time      Re-pricing or                      at Date of
                                           Re-priced or      of Re-pricing      Amendment       New Exercise       Re-pricing or
     Name                 Date             Amended (#)       or Amendment                           Price          Amendment
-------------------  ------------      ----------------    ---------------     -------------     -----------       ----------------
Lanny F. Outlaw           3/12/99            30,000            $7.063            $18.63             $5.51           4 years
John C. Walter            3/12/99            30,000             7.063             18.63              5.51           4 years
John F. Chandler          3/12/99            25,000             7.063             34.00              5.51           11 months
                          3/12/99            25,000             7.063             18.63              5.51           4 years
Edward A. Aabak           3/12/99             4,100             7.063             32.38              5.51           4 years
                          3/12/99            15,000             7.063             18.63              5.51           4 years
William J. Krysiak        3/12/99            25,000             7.063             30.19              5.51           11 months
                          3/12/99            25,000             7.063             18.63              5.51           4 years
Vance S. Blalock          3/12/99             3,000             7.063             18.63              5.51           4 years
J. Burton Jones           3/12/99            10,000             7.063             19.65              5.51           5 years, 3 mo
                          3/12/99             4,100             7.063             19.00              5.51           5 years, 6 mo
Jeffery E. Jones          3/12/99            25,000             7.063             26.50              5.51           11 months
                          3/12/99            25,000             7.063             18.63              5.51           4 years

Report of the Compensation and Nomination Committee

Compensation of executive officers

  The annual compensation of each of the executive officers consists primarily of a base salary, a discretionary bonus and stock options. The executive officers also participate in our qualified retirement plan. According to the plan, the employee can make elective salary contributions, accompanied by our match equal to 50% of the elective salary contributions up to 4% of the employee's salary, and a discretionary annual contribution equal to a specified percentage of base compensation. Effective January 1, 2001 the match of employee contributions has been increased to a sliding scale of 60% to 100% of the first 5% of employee compensation based upon years of service.

     No options for the purchase of our common stock were granted in 2000 to the executive officers. The executive officers, as a group, were granted options in previous years to purchase an aggregate of 681,816 shares of our common stock. The Compensation and Nomination Committee believes that options for our common stock are an important element of the executive officers' compensation package because options aid in the objectives of aligning the executive officers' interests with those of the stockholders and giving the executive officers a direct stake in our performance.

     As a result of our financial performance in 2000, the Chief Executive Officer recommended to the Compensation and Nomination Committee that the executive officers as a group receive pay increases averaging 5% of base salary. The board approved this increase.

     Mr. Outlaw also recommended to the Compensation and Nomination Committee a bonus plan for executive officers for 2000. The board approved this plan. Under this plan, the executive officers' bonuses were tied to our 2000 earnings attributable to Common Stock, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share. Based upon the actual results for 2000, the executive officers received a bonus of 39% of their salary or a total of $918,000, which was paid in February 2001.

     Finally, the Compensation and Nomination Committee recommended and the board approved a contribution to our retirement plan of 7% of 2000 base salaries for all eligible employees, including each of the executive officers. In making this recommendation, the Compensation and Nomination Committee considered, among other things, our financial performance, as measured by net income and cash flow from operations and the total compensation packages received by employees in the oil and gas industry.

     Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of executive compensation that a company may deduct as an expense for federal income tax purposes in any one year for any one executive. Although none of our executive officers received in excess of $1,000,000 in compensation for any year, the Compensation and Nomination Committee intends to structure future executive officer compensation in a manner that will preserve the tax deductibility of executive compensation.

Compensation of the Chief Executive Officer

     For the year ended December 31, 2000 the compensation of Lanny F. Outlaw, our Chief Executive Officer and President consisted primarily of an annual base salary of $425,000 and a bonus of $173,000. The bonus amount was determined in accordance with the plan approved by the board for all executive officers as previously described. Mr. Outlaw also participated in our qualified retirement plans and our loan program in connection with the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options. In evaluating the overall compensation package for Mr. Outlaw, the Compensation and Nomination Committee considered comparable salaries for comparable positions in the industry and our financial performance, as measured by net income and cash flow from operations.

March 5, 2001
Compensation and Nomination Committee
     Dean Phillips
     Joseph E. Reid
     Richard B. Robinson
     James A. Senty

Compensation and Nomination Committee Inter-lock and Insider Participation

     The Compensation and Nomination Committee consists of Dean Phillips, Joseph
E. Reid, Richard B. Robinson and James A. Senty, none of whom has ever served as an officer or employee of the Company. During the year ended December 31, 2000, we purchased from and sold to affiliates of Mr. Senty natural gas liquids for total payments and receipts of approximately $199,500. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in various legal matters. For the year ended December 31, 2000, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $12,000. These transactions were all entered into in the ordinary course of its business on an arm's length basis.

Employment Agreements

     We have entered into employment agreements with each of our executive officers. According to the employment agreements, we have agreed to pay each executive officer a base salary and a discretionary bonus. The employment of the executive officer continues until it is terminated in accordance with his or her employment agreement. We may terminate an executive officer "for cause" at any time, and the executive officer may terminate employment with us upon 90 days prior notice. If we terminate the executive officer without "cause," the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year after a change of control. In all cases, the executive officer is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Report of the Audit Committee

     The Audit Committee reviewed and discussed our interim financials and the audited financial statements for the year ended December 31, 2000 with management and with the independent auditors, PricewaterhouseCoopers, LLP. During these discussions, the Audit Committee was not informed of any significant audit adjustments, any disagreements between the auditors and management or any limitations imposed by management on the scope of the audit. The Audit Committee also discussed with management and the independent auditors our significant accounting policies and the quality of accounting principles used along with the quality and adequacy of our internal controls. The Audit Committee was not informed of any inadequacies in these areas. The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors as to their independence from us. The Audit Committee has determined that there are no issues with regard to the auditors' independence. In evaluating the independence of the auditors, the Audit Committee has determined that the auditors performed no other services for us that would impair their independence, or that there are no employment or investment relationships between the auditors and their family members and us.

     Based upon this review and discussions with management and the independent auditors, the Audit Committee has recommended to the board of directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000.

March 5, 2001
Audit Committee
     Joseph E. Reid
     Richard B. Robinson
     James A. Senty

                   STOCK OPTION, RETIREMENT AND BONUS PLANS

Retirement Plan

     Our retirement plan is a defined contribution plan administered by the board. All of our employees are eligible to participate in the retirement plan. Each eligible participant may elect to reduce his or her salary and have contributed biweekly to the retirement plan, an annual amount that may not exceed the lesser of 15% of that participant's base compensation or $10,500. We match 50% of the participant's contribution up to the first 4% of the employee's base compensation. Additionally, we may make discretionary annual contributions to the accounts of each participant. Our contributions under the retirement plan become vested at the rate of 20% after the completion of two years of service with an additional 20% vesting for each additional year until fully vested. Effective January 1, 2001 the match of employee contributions has been increased to a sliding scale of 60% to 100% of the first 5% of employee compensation based upon years of service.

Officers' Bonus Plan

  In 2000, the board approved the 2000 officers' bonus plan for our executive officers. The executive officers' bonuses were tied to our 2000 earnings attributable to common stock, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share. Based upon the actual results for 2000,the executive officers received a bonus of 39% of their salary or a total of $918,000 which was paid in February 2001.

Key Employees' Incentive Stock Option Plan and Non-employee Director Stock Option Plan

  Effective April 1987, we adopted a Key Employees' Incentive Stock Option Plan and a Non-Employee Director Stock Option Plan that authorized the granting of options to purchase 250,000 and 20,000 shares of our Common Stock, respectively. Each of these plans has terminated. In 1989, we loaned two executive officers amounts sufficient to exercise these options. We will forgive the loans and accrued interest if the employee is continuously employed by us for periods specified by the board. At December 31, 2000, amounts outstanding were as follows: Lanny F. Outlaw, $398,339 related to 25,000 options and John C. Walter, $397,887 related to 25,000 options. The loans bear interest at a market rate established at the time each loan was made. The board has not yet decided when the loans will be forgiven.

1993 and 1997 Stock Option Plans

  The 1993 Stock Option Plan became effective on May 24, 1993 and the 1997 Stock Option Plan became effective on May 21, 1997 after approvals by our stockholders. Each plan is intended to be an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. We reserved 1,000,000 shares of Common Stock to be issued upon exercise of options under each of these plans. As of December 31, 2000, a total of 464,000 options remain unexercised and 68,000 options have been exercised under the 1993 Plan. As of December 31, 2000, a total of 359,000 options remain unexercised and 140,000 options have been exercised under the 1997 Plan. The 1993 Plan and the 1997 Plan will terminate on the earlier of March 21, 2003 and May 21, 2007, respectively, or, assuming the grant of all available options, the date on which all options granted under each of the plans have been exercised in full. The board has determined that it will not issue any additional options from these plans.

  Under both plans, the board determines and designates those employees to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option are released and may be re-issued under a new option. The purchase price of the stock under each option is the fair market value of the stock, based upon the average closing price of the ten trading days prior to the grant. Under the 1993 Plan, options granted vest 20% each year on the anniversary of the date of grant. Under the 1997 Plan, the board has the authority to set the vesting schedule from 20% per year to 33 1/3% per year. Under both plans, the employee must exercise the option within five years of the date each portion vests.

1999 Stock Option Plan

  The 1999 Stock Option Plan became effective on May 21, 1999 after approval by our stockholders. The plan is an incentive stock option plan in accordance with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. We have reserved 750,000 shares of Common Stock for issuance upon exercise of options under the 1999 Plan. As of December 31, 2000, a total of 609,000 options remain unexercised and no options have been exercised under the 1999 Plan. The 1999 Plan will terminate on the earlier of May 21, 2009 or the date on which all options granted under the 1999 Plan have been exercised in full. Under the 1999 Plan, the board determines and designates those employees to whom options are to be granted. If any option terminates or expires prior to being exercised, the shares relating to such option are released and may be re-issued under a new option. The purchase price of the stock under each option is the fair market value of the stock, based upon the average closing price of the ten prior trading days, to the grant. Under the 1999 Plan, the board has the authority to set the vesting schedule from 20% to 33 1/3% per year. The employee's right to exercise options under the 1999 Plan is subject to continuous employment since the grant was made. If the employee dies or becomes disabled then all the options granted to the employee become 100% exercisable.

1999 Non-Employee Directors' Stock Option Plan

    In 1999, the board adopted the 1999 Non-Employee Directors' Stock Option Plan. The plan authorizes the granting of options to purchase 15,000 shares of our common stock. During 1999, the board approved grants totaling 15,000 options to various board members. Under the plan, each of these options becomes exercisable as to 33 1/3% of the shares covered by it on each anniversary from the date of grant. This plan terminates on the earlier of March 12, 2009 or the date on which all options granted have been exercised in full.

  The following indexed graph indicates our total return to our stockholders from December 31, 1995 to December 31, 2000 as compared to the total return for the Standard & Poor's 500 Index and a Peer Group Index. This chart assumes a common starting point of $100 and a reinvestment of all dividends. The information contained in this graph is not necessarily indicative of our future performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX
                              AND A PEER GROUP**

                             [GRAPH APPEARS HERE]

                                        Western Gas
Measurement Period                      Resources,      S&P     Peer Group
(Fiscal Year Covered)                      Inc.      500 Index     (WGR)
--------------------------------------  -----------  ---------  -----------
Measurement Point - 12/31/95                $100.00    $100.00     $100.00
FYE December 31, 1996                        120.91     122.96      124.17
FYE December 31, 1997                        140.37     163.98      116.33
FYE December 31, 1998                         37.23     210.84       79.03
FYE December 31, 1999                         86.81     255.22       95.78
FYE December 31, 2000                        223.76     231.98      178.59


* $100 invested on 12/31/95 in stock or the Standard & Poor's index. The total return includes the reinvestment of dividends (if applicable). The dates are for fiscal years ending on December 31 in each of the years indicated.


**   Our peer group consists of 14 companies, including us. The other 13 companies in the peer group are as follows: Anadarko Petroleum Corp., Apache Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Corp., Mitchell Energy and Development Corp., Murphy oil Corp., Noble Affiliates Inc., Pioneer Natural Resources Co., Pogo Producing Co., Questar Corp., Triton Energy Corp. and Valero Energy Corp. The total return for each company in the peer group has been weight for stock market capitalization. The peer group consists of independent oil and natural gas producers, gatherers, transporters and marketers of natural gas, natural gas liquids and natural gas pipelines.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as our independent accountants for 2000. A representative of PricewaterhouseCoopers LLP will be present at our annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     The following table discloses the aggregate audit and non-audit fees relating to amounts we paid to our independent accountants for the year ended December 31, 2000:

              Audit Fees.......................................... $195,000
              Financial Information Systems Design
              and Implementation Fees..............................$      0
              All Other Fees.......................................$      0

                                 STOCKHOLDER PROPOSALS

Stockholder proposals for the 2002 Annual Meeting

     Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a stockholder's proposal to be included in a public company's proxy materials. Under the Rule, proposals submitted for inclusion in our 2002 proxy materials must be received by our Secretary at 12200 North Pecos Street, Denver Colorado 80234 no later than the close of business on December 20, 2001. Proposals must comply with all the requirements of Rule 14a-8 as well as the requirements of our Bylaws. A copy of the Bylaws may be obtained from our Secretary.

Advance Notice Provisions

     A stockholder who wishes to present a matter for action at our 2002 Annual Meeting, but chooses not to do so under SEC Rule 14a-8, must file with our Secretary not less than 60 nor more than 120 days prior to the 2002 Annual Meeting. A written notice containing the information is required by the advance notice and other provisions of our Bylaws. With respect to nomination of directors by stockholders, our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice, containing the information required by the relevant provisions of our Bylaws, of such stockholder's intent to make such nomination is given, either by personal delivery or by postage prepaid, certified United States mail, return receipt requested, to our Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. A copy of our Bylaws may be obtained from our Secretary.

                                OTHER BUSINESS

     All items of business for our annual meeting are stated in this proxy statement. We are not aware of any other business to be presented. If other matters of business, not presently known, properly come before the meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

     THE ENCLOSED PROXY CARD SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WE WOULD APPRECIATE PROMPT MAILING OF THE PROXY CARD.

                                    By Order of the Board of Directors,
                                    WESTERN GAS RESOURCES, INC.


                                    /s/ BRION G. WISE
                                    BRION G. WISE
                                    Chairman of the Board

Denver, Colorad
April 18, 2001

                                  APPENDIX A

                                    CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                                    OF THE
                             BOARD OF DIRECTORS OF
                          WESTERN GAS RESOURCES, INC.
                            AS ADOPTED BY THE BOARD
                                ON MAY 19, 2000

I.   AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Western Gas Resources, Inc. (the "Corporation") is established pursuant to Section 15 of the Corporation's Amended and Restated Bylaws and
Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Board shall designate the Chairman of the Committee, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of' the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.  PURPOSE OF THE COMMITTEE

     The Committee will assist the Board in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Corporation's process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Corporation's business, operations, and risks.

III. COMPOSITION OF THE COMMITTEE

     (a) Each member of the Committee shall be an "independent" director within the meaning of the NYSE rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the NYSE, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

     (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the NYSE with written confirmation regarding:

          (i) Any determination that the Board has made regarding the independence of the Committee members;

          (ii)  The financial literacy of the Committee members;

          (iii) The determination that at least one of the Committee members has accounting or related financial management expertise; and

          (iv) The annual review and reassessment of the adequacy of the Committee's charter.

IV.  MEETINGS OF THE COMMITTEE

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or at least one member of the Committee) should meet or confer with the independent accountants and management to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. At a minimum, the Charter shall be reviewed for compliance with the current rules of the NYSE and the Securities and Exchange Commission.

Selection and Evaluation of Auditors

     (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     (b) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

     (c) Oversee the independence of the Corporation's independent auditors by, among other things:

          (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement, as required by Independence Standards Board Standard No. 1 (as it may be modified or supplemented), delineating all relationships between the independent auditors and the Corporation; and

          (ii) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself' of the auditors' independence;

Oversight of Annual Audit and Quarterly Reviews

     (d) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and results during the year;

     (e) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

     (f) Review the results of the year-end audit of the Corporation, including (as applicable):

          (i) the audit report, the published financial statements, the management representation letter, the management letter or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memoranda;

          (ii) the methods used to account for significant unusual transactions;

          (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          (iv) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

          (v)   significant recorded and all unrecorded audit adjustments;

          (vi) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

          (vii) other matters required to be communicated to the Committee under generally accepted auditing standards by the independent auditors;

     (g) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

     (h) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

     (i) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

     (j) Review with management the Corporation's administrative and accounting internal controls, including controls and security of the computerized information systems;

     (k) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

     (l) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

     (m) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management;

Other Matters

     (n) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

          (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's
               Annual Report on Form 10-K;

          (ii) the Committee has discussed with the Corporation's independent auditors the matters that the auditor are required by generally accepted auditing standards to discuss with the Committee;

        (iii) the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and has discussed with the independent auditors their independence; and

        (iv) based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

     (o)  Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934;

     (p) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

     (q) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

     (1)  Report regularly to the Board on its activities, as appropriate;

     (2) Exercise reasonable diligence in gathering and considering all material information;

     (3) Understand and weigh alternative courses of conduct that may be available;

     (4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

     (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

     (6) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                             *   *   *   *   *   *

                          WESTERN GAS RESOURCES, INC.

                Annual Meeting of Stockholders -- May 18, 2001
          This Proxy is Solicited on Behalf of the Board of Directors


   The undersigned hereby appoints Brion G. Wise and John C. Walter, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on March 30, 2001, at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 18, 2001 at 10:00 A.M. local time at the Westin Hotel, 10600 Westminster Blvd., Westminster, Colorado 80020 and at any postponement or adjournment thereof, as follows:

1. ELECTION OF FOUR CLASS THREE DIRECTORS

   Nominees:  Walter L. Stonehocker, Dean Phillips, Bill M. Sanderson and
              James A. Senty

   [_] FOR                                    [_] WITHHELD



   [_] _____________________________________
       To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1.


                               Please mark, sign, date and mail this proxy promptly in the enclosed envelope.

                               Date:_________________________________,2001



                               ___________________________________________
                                         Signature of Stockholder


                               ___________________________________________
                                         Signature of Stockholder


                               Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WESTERN GAS RESOURCES

   c/o EquiServe
   P.O. Box 9398
   Boston, MA 02205-9398



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